CONSENT OF INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 2, 2002 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of Touchstone Variable Series Trust filed with the Securities and Exchange Commission in Post-Effective Amendment No. 18 under the Securities Act of 1933 (Registration No. 33-76566) and Amendment No. 19 under the Investment Company Act of 1940 (Registration No. 811-08416).

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 25, 2003

                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information, both included in Post-Effective Amendment Number 18 to the Registration Statement (Form N-1A, No. 33-76566) of Touchstone Variable Series Trust and to the use of our report dated February 18, 2003, incorporated by reference therein.


                                                              ERNST & YOUNG LLP

Cincinnati, Ohio
April 28, 2003